                                                                   EXHIBIT 10.42


               * CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTION HAS BEEN
                 FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                            INFOSEEK/NYNEX AGREEMENT

 NYNEX Information Technologies Company ("NYNEX") 35 Village Road, Middleton, MA 01949

 TERMS AND CONDITIONS

 1. NYNEX is contracting with Infoseek Corporation ("Infoseek") for the display of the NYNEX Big Yellow icon ("Icon") on the command bar of the Infoseek Guide Service or successor service ("Service"), and for the display of an Infoseek Guide icon ("Guide Icon") on the "Explore the Net" page of the NYNEX Interactive Yellow Pages WWW site or successor service ("Big Yellow") for the duration indicated below.

 2.  For the term of this Agreement Infoseek will:

 Display the Icon on the command bar of the Infoseek search and results pages of the Service with a link directly to the applicable HTML page located at the applicable Universal Resource Locator ("URLs") for such page on NYNEX's site containing the free Internet service known as Big Yellow. The Icon shall be
*displayed on the command bar of the Infoseek search and results pages [] [] on the command bar of the Infoseek search and results pages;

 Supply NYNEX with an HTML or GIF file of the Guide Icon meeting the specifications set forth in Attachment I. Infoseek grants to NYNEX a worldwide license to use, display, perform, reproduce and distribute the Guide Icon, and such other licenses with respect to the Guide Icon necessary to fulfill the intention of this Agreement for the duration of this Agreement. Infoseek shall retain all right, title and interest in and to the Guide Icon;

 Track the redirected traffic ("Traffic") to Big Yellow from the Service caused by users "clicking" on the Icon;

 Provide usage reports to NYNEX as then generally provided by Infoseek to other entities having similar icon display arrangements with Infoseek;

 Provide the Service to users who "click" on the Guide Icon; and

*Not provide any other [] on the Service. An [] means a [] that provides [], *such as Big Yellow or an on-line version of the []. Infoseek may provide on *its Service [] that are [] the same product or service or groups of products *and services that have [], for example, without limitation, [], an on-line *version of the current [] or [], a [] site, or a [] site.

*Not provide an [] or [] as defined above, on the command bar of its [] on the Service.

 In the event of any dispute or controversy over whether a service constituted an Aggregate Shopping Service pursuant to the preceding two paragraphs only, the parties shall first attempt to resolve such dispute by escalating the matter to their respective Presidents. If the Presidents are unable to resolve the dispute within fifteen (15) days of the notice of the dispute by either party, then either party may submit the dispute to binding and final arbitration in accordance with the then current rules of the American Arbitration Association. The arbitral tribunal shall consist of one arbitrator. The placement of arbitration shall be Chicago, Illinois.

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 The parties acknowledge that the provision of information or content in or of
*itself shall not constitute an [] or a [].

 3. For the term of this Agreement NYNEX will:

 Display the Guide Icon on the Explore the Net page of Big Yellow with a link directly to the applicable HTML page located at the applicable Universal Resource Locator ("Infoseek URLS") for such page on Infoseek's site containing the Service;

 Supply Infoseek with an HTML or GIF file of the Icon meeting the specifications set forth in Attachment I. NYNEX grants to Infoseek a worldwide license to use, display, perform, reproduce and distribute the Icon, and such other licenses with respect to the Icon necessary to fulfill the intention of this Agreement for the duration of this Agreement. NYNEX shall retain all right, title and Interest in and to the Icon;

 Track the redirected traffic ("Guide Traffic") to the Service from Big Yellow caused by users "clicking" on the Guide Icon;

 Provide usage reports to Infoseek as then generally provided by NYNEX to other entities having similar icon display arrangements with NYNEX;

 Provide the Big Yellow service to users who "click" on the Icon; and

 Not provide a link on the Explore the Net page of Big Yellow that is more prominent than the Guide Icon to any service which provides a general search of Web pages or is directly competitive to a then-current significant component of the Service.

 4. NYNEX and Infoseek will use reasonable commercial efforts to promptly remedy any misplacement of the Guide Icon or the Icon, respectively, or any malfunctioning of the Links or Guide Links under Its control, and the other party shall fully cooperate with such party to remedy any such placement or malfunctioning.

 5.  COMPENSATION

 In consideration of the services provided under this Agreement, NYNEX agrees to pay to Infoseek the following charges:

         Q2/96 Charge - $600,000
         Q3/96 Charge - $800,000
         Q4/96 Charge - $1,600,000
         Q1/97 Charge - $1,600,000

 The payment of such charges will be made to Infoseek on a monthly basis in accordance with the following schedule (payments are made 15 days following the end of each month of the Service):

         Payment #1        -        May 15, 1996              $200,000.
         Payment #2        -        June 14, 1996             $200,000.
         Payment #3        -        July 15, 1996             $200,000.
         Payment #4        -        August 15, 1996           $266,666.
         Payment #5        -        September 16, 1996        $266,666.
         Payment #6        -        October 15, 1996          $266,666.
         Payment #7        -        November 15, 1996         $533,333.
         Payment #8        -        December 16, 1996         $533,333.
         Payment #9        -        January 15, 1997          $533,333.
         Payment #10       -        February 14, 1997         $533,333.

         NYNEX(03/27/96)            2 of 7


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
         Payment #11       -        March 14, 1997            $533,333.
         Payment #12       -        April 15, 1997            $533,333.

 Total of above payments for the period from May 1, 1996 though April 30, 1997 equal to $4,600,000.

 If during any quarter of this Agreement, the traffic level of the Service falls
*below a total of [                  ] information requests (i.e. search results
 pages and browse pages delivered) resulting in the display of the Icon ("Information Requests"), then Infoseek will reimburse NYNEX a percentage of the payments made by NYNEX to Infoseek for such quarter equivalent to the
*percentage decrease in the traffic level of the Service from [] Information
 Requests during such quarter (to be measured within 30 days following the end of each quarter). For example, if within 30 days following the end of calendar Q2/96 the Information Requests are measured
*at [] for Q2/96 (i.e. a [] from the
*[] benchmark), then Infoseek will reimburse to NYNEX
*[] of the payments received from NYNEX attributable to Q2/96 [] reimbursement).

 If during any quarter of this Agreement, the number of displays of the "Explore the Net" page containing the Guide Icon on Big Yellow is equal to or greater
*than [] of the number of Information Requests ("Trigger Ratio"), then NYNEX shall have a right to renegotiate the price terms for the duration of this Agreement that the Trigger Ratio continues. If the parties cannot agree on price terms within the thirty day period after the request to renegotiate, NYNEX shall have the right to terminate this Agreement upon immediate written notice. In the event of such termination NYNEX shall pay Infoseek for placement of the Icon for the period through the termination date at the then-current applicable rate under this Section 5.

 6. TERM AND TERMINATION. This Agreement shall be effective on the date this Agreement becomes fully executed by the parties ("Effective Date") and shall continue in force for an initial term ending April 30, 1997. This Agreement may be renewed for three (3) consecutive annual renewal terms as follows: at least sixty (60) days prior to the end of the then-current term of this Agreement, Infoseek will offer to NYNEX an option to renew for a subsequent annual renewal
*term at a mutually agreed upon, not-to-exceed price of [], respectively, off of
 Infoseek's then-current retail price for
*[]. Thereafter, during the term of this Agreement, Infoseek shall offer NYNEX an option to renew for contiguous annual renewal terms at an agreed upon, not-to-exceed price of Infoseek's then current retail price for the same or similar placement. Payments during any renewal terms shall continue to be payable on a monthly basis. This Agreement will expire unless NYNEX gives Infoseek written notice of its decision to renew at least thirty (30) days prior to the end of the then-current term. Either party may terminate this Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following notice to the breaching party.

 7.  RESPONSIBILITY FOR ICON AND GUIDE ICON

 a. NYNEX is solely responsible for any legal liability arising out of or relating to (i) the Icon, and/or (ii) the material served to end users immediately following the end users' "clicking" on the Icon. NYNEX represents and warrants that it holds the necessary rights to permit the use of the Icon, the URLs and the Links by NYNEX for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Icon and the material served to end users immediately following the end users' "clicking" on the Icon or the Links will not violate any criminal or common law, any statutory rights or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. NYNEX agrees to indemnify Infoseek and to hold Infoseek harmless from and against any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Infoseek, arising out of or related to NYNEX's breach of any of the foregoing representations and warranties.

 b. Infoseek is solely responsible for any legal liability arising out of or relating to (i) the Guide Icon, and/or

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(ii) the material served to end users immediately following the end users'
"clicking" on the Guide Icon. Infoseek represents and warrants that it holds the necessary rights to permit the use of the Guide Icon, the Infoseek URLs and the Guide Links by Infoseek for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Guide Icon and the material served to end users immediately following the end users' "clicking" on the Guide Icon or the Guide Links will not violate any criminal or common law, any statutory rights or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity. Infoseek agrees to indemnify NYNEX and to hold NYNEX harmless from and against any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by NYNEX, arising out of or related to Infoseek's breach of any of the foregoing representations and warranties.

c. The commencement dates of the Icon and Guide Icon placements, the URL and Infoseek URL addresses, billing information, and the Icon and Guide Icon specifications are specified in Attachment I.

8. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER (EXCEPT FOR ANY COMPENSATION PAYABLE UNDER SECTION 5 AND DAMAGES OR ALLEGED DAMAGES UNDER
SECTION 7) WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE TOTAL AMOUNTS PAID UNDER SECTION 5 OF THIS AGREEMENT.

9. FORCE MAJEURE. Neither party will be liable for delay or default in the performance of its obligations under this Agreement (other than for non-payment of royalties) if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs, except that the adjustment of NYNEX's payment obligations as provided in the penultimate paragraph of Section 5 shall not be affected by such a force majeure event.

10. CONFIDENTIALITY. All disclosures of proprietary and/or confidential information in connection with this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement entered into by the parties concurrently with this Agreement, a copy of which is attached hereto as Exhibit
II. The information contained in reports pursuant to Sections 1 and 5 above and any documentation regarding the calculation of reimbursements shall be deemed Proprietary Information of Infoseek.

11. NO AGENCY. The parties to this Agreement are independent contractors. Neither party is an agent, representative or partner of the other party. Neither party shall have any right, power or authority to enter into any agreement for or on behalf of, or to incur any obligation or liability of, or to otherwise bind, the other party. This Agreement shall not be interpreted or construed to create an association, joint venture or partnership between the parties or to impose any partnership obligation or liability upon either party.

12. GOVERNING LAW. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of California without regard to its conflicts of law principles.

13. ASSIGNMENT. Neither party may assign this Agreement by operation of law or otherwise, in whole or in part, other than pursuant to a merger or a transfer of a majority of its assets, without the other party's written consent, which consent shall not be unreasonably withheld or delayed; provided, however, either party may assign this Agreement to an Affiliate or successor without the prior written consent of the other party. "Affiliate" shall mean any entity of which a party owns at least one-third of the equity, or any entity that owns at least one-third of the equity of either party. "Successor" means any entity that has a right to pro-

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
vide Big Yellow or the Service. Any attempt to assign this Agreement in derogation hereof shall be null and void.

14. NOTICES. Any notices required or permitted to be given pursuant to this Agreement shall be in writing, sent via confirmed fax or certified mail, returned receipt requested, or delivered by hand, addressed as hereinabove first set forth or to such other address as may be amended or modified only in writing to the other party, and shall be deemed to have been given when received.

15.  AUDIT.

a. NYNEX shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom Infoseek shall allow reasonable access to Infoseek's books of account and other records relating to the calculation of the number of Information Requests as provided in Section 5 for the purpose of verifying the amounts due and payable to NYNEX under this Agreement. The information disclosed by Infoseek to such auditors in the course of performing such audit will be kept confidential by the auditor. Access to Infoseek's documentation shall be during Infoseek's regular business hours upon at least fifteen (15) days prior written notice and may be conditioned upon the auditor executing a confidentiality agreement in a form reasonably acceptable to Infoseek relating to the auditor's performance of an audit hereunder.

b. Infoseek shall have the right to retain a U.S. nationally prominent or other mutually agreeable independent auditor to whom NYNEX shall allow reasonable access to NYNEX's books of account and other records relating to the calculation of the number of displays of the "Explore the Net" page containing the Guide Icon on Big Yellow as provided in Section 5 for the purpose of verifying the amounts due and payable to Infoseek under this Agreement. The information disclosed by NYNEX to such auditors in the course of performing such audit will be kept confidential by the auditor. Access to NYNEX's documentation shall be during NYNEX's regular business hours upon at least fifteen (15) days prior written notice and may be conditioned upon the auditor executing a confidentiality agreement in a form reasonably acceptable to NYNEX relating to the auditor's performance of an audit hereunder.

16. PUBLICITY. Neither party shall issue a press release regarding this Agreement without the prior approval of the other party. If a party does not give notice of the disapproval of the press release within three (3) business days of its receipt of a proposed press release, such failure to respond shall be deemed approval of said press release.

17. ENTIRE AGREEMENT. This Agreement and any and all exhibits and attachments are the complete and exclusive agreement between the parties with respect to the subject matter hereof, superseding and replacing any and all prior agreements, communications and understandings (both written and oral) regarding such subject matter. This Agreement may be modified, or any rights under it waived, only by a written document executed by both parties.

The parties have duly executed this Agreement as of the later of the two (2) dates set forth below.

ACCEPTED FOR INFOSEEK CORPORATION           ACCEPTED FOR NYNEX INFORMATION
                                            TECHNOLOGIES COMPANY

By:                                         By:
   ---------------------------                  ----------------------------
         Authorized Signature                        Authorized Signature

Print Name:                                 Print Name:
           ---------------------                        --------------------
Title:                                      Title:
       ---------------------------                  ----------------------------
Date:                                       Date:
      ---------------------------                  ----------------------------

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
                                  ATTACHMENT I

A.  COMMENCEMENT DATES OF ICON AND GUIDE ICON PLACEMENT

Commencement Date of Icon Placement: May 1, 1996 unless otherwise agreed upon Commencement Date of Guide Icon Placement: May 1, 1996 unless otherwise agreed upon

B. URLS AND GUIDE URLS

HTTP/URL Address connected to the Icon (URLs):
- --------------------------------------------------------------------------------
HTTP/URL Address connected to the Guide Icon (Guide URLS):

http://guide.infoseek.com/NX

C.  BILLING INFORMATION

NYNEX Accounts Payable Contact:
                                --------------------------------------------
NYNEX Accounts Payable Contact Telephone Number:
                                                   -------------------------

D. SPECIFICATIONS OF ICON AND GUIDE ICON

ICON SPECIFICATIONS

in gif format
on a white or transparent background
30-50 pixels wide
33 pixels high
use as few colors as possible (64 or fewer)

Icon Specifications may be changed by Infoseek upon reasonable notice from time to time.

GUIDE ICON SPECIFICATIONS

<A HREF="http://guide.infoseek.com/"><imgsrc="http://images.infoseek.com/
images/guidesm.gif" border=2 width=105
height=62 alt
="[Infoseek Guide]"></A>

Guide Icon Specifications may be changed by Infoseek upon reasonable notice from time to time.

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                                  ATTACHMENT II

                    Mutual Confidential Disclosure Agreement

                                 (See attached)

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                    MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

This Mutual Confidential Disclosure Agreement ("Confidentiality Agreement") governs the disclosure of information by and between NYNEX INFORMATION TECHNOLOGIES COMPANY ("NYNEX") having a principal place of business at 35 VILLAGE ROAD, MIDDLETON, MASSACHUSETTS 01949 and INFOSEEK CORPORATION ("Infoseek") having a place of business at 2620 AUGUSTINE DRIVE, SANTA CLARA, CALIFORNIA 95054.

1. NYNEX or Infoseek (the "Discloser") may disclose to the other party (the "Recipient") from time to time, ideas, concepts, specifications, research, business, financial, technical, engineering, manufacturing, marketing, sales, customer and other information, either orally, electronically or in physical form. All such above-described information which is provided to the Recipient and is designated as confidential shall be deemed for purposes of this Confidentiality Agreement to be "Confidential Information", unless it:

         (a) is or becomes publicly known, other than through violation by the Recipient of this Confidentiality Agreement;

         (b) is already known to the Recipient at the time of the disclosure thereof free of any obligation to keep it confidential;

         (c)      is independently developed by the Recipient;

         (d) subsequent to disclosure to the Recipient is rightfully made available without restriction to the Recipient by a third party or other source having lawful right to do so; or

         (e) is approved for release by the Discloser's written authorization;

         in any of which cases such ideas, concepts, specifications, research, business, financial, technical, engineering, manufacturing, marketing, sales, customer and other information shall not be considered, or shall cease to be considered, Confidential Information, and shall not be, or shall cease to be, subject to the restrictions on use or disclosure contained in this Confidentiality Agreement. (The term NYNEX shall include Affiliates of NYNEX where applicable. "Affiliate" in this context means NYNEX Corporation and any corporation or other business entity which from time to time directly or indirectly controls, is controlled by or is under common control with NYNEX or NYNEX Corporation. The term Infoseek shall include Affiliates of Infoseek where applicable. "Affiliate" in this context means any corporation or other business entity which from time to time directly or indirectly controls, is controlled by or is under common control with Infoseek.)

2. Any Confidential Information shall remain the property of the Discloser, and the Recipient hereby agrees: (i) to hold any Confidential Information in confidence in accordance with the same degree of care as the Recipient normally takes to preserve its own confidential information of a similar nature; (ii) not to use any Confidential Information for any purpose other than in furtherance of the business relationship between NYNEX and Infoseek; and (iii) to disclose Confidential Information to only those agents and employees of the Recipient with a need to know such Confidential Information in connection with the evaluations of such transactions.

3. Notwithstanding the foregoing, it shall not constitute a violation of this Confidentiality Agreement if the Recipient discloses any Confidential Information pursuant to the requirement of any statute, rule, regulation, judgment, order, or other requirement of any government, court administrative department, commission, or other instrumentality (collectively referred to herein as "Governmental Authorities"). The Recipient agrees to request confidential treatment for any Confidential Information so disclosed to any Governmental Authority and to notify the Discloser prior to any such disclosure.

4. Upon the Discloser's written request, the Recipient agrees to return to the Discloser all documents containing Confidential Information furnished by the Discloser, and to destroy all copies hereof in written, graphic or other tangible form (or the portions of such copies containing Confidential Information), except to the extent that retention thereof is required by any Governmental Authority.

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5.       This Confidentiality Agreement does not represent a commitment by either party to enter into or form any future business relationship, nor does it preclude either party from engaging at any time in the same or any business similar to the business in which the other is now engaged, or to refrain from consulting with any third party concerning the subject matter of the Confidentiality Agreement.

6. Neither NYNEX nor Infoseek shall use or disclose this Agreement and will not issue or release for publication any articles or advertising or publicity matter relating to the work performed under this Confidentiality Agreement or mentioning or implying the name of the other, without prior written consent from the other party in each instance.

IN WITNESS WHEREOF, the parties have executed this Confidentiality Agreement in duplicate as of the date set forth below.

NYNEX INFORMATION TECHNOLOGIES COMPANY         INFOSEEK CORPORATION

By:                                            By:
    ----------------------------                    -------------------------
         Authorized Signature                           Authorized Signature

Name:   Matthew J. Stover                      Name:  Robert E. L. Johnson
      --------------------------                     -------------------------
         Print                                          Print

Title:   Chairman of the Board                 Title:  CEO & President
      --------------------------                     -------------------------
Date:    March 29, 1996                        Date:   March 29, 1996
      --------------------------                     -------------------------





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